NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. COMPLETES
REFINANCING OF LANTANA PLACE - RETAIL
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AUSTIN, TX, January 27, 2025 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced the closing of a $29.8 million loan to refinance the construction loan for the retail property at Lantana Place, a 99,377-square-foot retail property within Stratus’ mixed-use development project located south of Barton Creek in Austin. Stratus wholly owns Lantana Place.

The new loan matures February 1, 2029, has a lower interest rate than the refinanced loan, is interest only for the first year and resulted in distributions to Stratus of approximately $3.0 million.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “We are pleased to have completed this refinancing which, like our recent Kingwood Place refinancing, reflects our approach of taking advantage of lower interest rates and extending our debt maturities during this market cycle. We believe that retaining this cash-flowing property while real estate market conditions improve will benefit Stratus and its shareholders.”

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to our developed properties, we have a development portfolio that consists of approximately 1,600 acres of commercial and residential projects under development or undeveloped land held for future use. Our commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. We generate revenues from the sale of our developed and undeveloped properties, the lease of our retail, mixed-use and multi-family properties and development and asset management fees received from our properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to Stratus’ investment strategy for Lantana Place and expectations regarding the Austin and Texas real estate markets. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, the availability and terms of financing for development projects and other corporate purposes, Stratus’ ability to enter into and maintain joint ventures, partnerships, or other strategic relationships, including risks associated with such joint ventures, real estate market conditions in the Austin and Texas real estate markets, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.
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